Exhibit 10.2

PENN VIRGINIA RESOURCE GP, LLC

SIXTH AMENDED AND RESTATED

LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose of the Plan.

The Penn Virginia Resource GP, LLC Sixth Amended and Restated Long-Term Incentive Plan, as amended and restated herein effective May 12, 2011 (the “Plan”) is intended to promote the interests of Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing to employees and directors of Penn Virginia Resource GP, LLC (the “Company”) and its Affiliates who perform services for the Partnership incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and its partners.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Account” means the bookkeeping reserve account established and maintained for each Director pursuant to Section 6(d)(iii) hereof solely to determine the amount of Deferred Common Units payable to the Director pursuant to Section 6(d)(i) and shall not constitute a separate fund of assets. Each such Account shall consist of such subaccounts as the Committee deems necessary or desirable for the administration of the Plan.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, Unit, Restricted Unit, Phantom Unit or Deferred Common Unit granted under the Plan, and shall include any tandem DERs granted with respect to a Phantom Unit.

“Board” means the Board of Directors of the Company.

“Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events:

(a) Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company or the Partnership;

(b) Any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) equity securities of the Company representing more than 50% of the combined voting power of the Company or (B) equity securities of the Partnership representing more than 75% of the combined voting power of the Partnership; or

(c) The equity security holders of the Partnership approve the consummation of a merger or consolidation of the Partnership with any other entity, other than a merger or consolidation which would result in the voting securities of the Partnership immediately outstanding prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Partnership outstanding immediately after such merger or consolidation.

“Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

“Committee” means the Compensation and Benefits Committee of the Board or such other committee of the Board appointed by the Board to administer the Plan.

“Deferred Common Unit” means a bookkeeping entry representing a single Unit.

“DER” means a contingent right, granted in tandem with a specific Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Phantom Unit is outstanding.

“Director” means a member of the Board who is not an Employee.

“Employee” means any employee of the Company or an Affiliate who performs services for the Partnership, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be determined by the Committee pursuant to any reasonable valuation method authorized under the Code.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee or Director granted an Award under the Plan.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of Penn Virginia Resource Partners, L.P., as amended from time to time.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, whichever is determined by the Committee.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture (is not vested) and is not exercisable by or payable to the Participant.

“Restricted Unit” means a Unit granted under the Plan that remains subject to a Restricted Period.

“Retirement” means the voluntary termination by a Participant of the Participant’s employment with the Company after such Participant has become Retirement Eligible.

“Retirement Eligible” means a Participant has attained age 62, or such younger age as determined by the Committee.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Unit” means a Common Unit of the Partnership.

“Unit Distribution” means any cash distribution or other distribution paid by the Company on account of the Units.

“Year of Service” means any calendar year in which an employee of the Company is paid or entitled to be paid for 1,000 hours of service.

SECTION 3. Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan (provided the Chief Executive Officer is a member of the Board), including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4. Units.

(a) Units Available. Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Awards may be granted under the Plan is 3,000,000. If any Option, Restricted Unit or Phantom Unit is forfeited or otherwise terminates or is canceled without the delivery of Units, then the Units covered by such Award, to the extent of such forfeiture, termination or cancellation, shall again be Units with respect to which Awards may be granted.

(b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c) Adjustments. In the event of any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units, then the Committee shall, in such manner as it may deem equitable and appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

SECTION 5. Eligibility.

Any Employee or Director shall be eligible to be designated a Participant and receive an Award under the Plan, except that only Directors shall be eligible to receive Deferred Common Units.

SECTION 6. Awards.

(a) Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted and may not be less than its Fair Market Value as of the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, other securities or other property, a recourse note from the Participant in a form acceptable to the Company, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Forfeiture. Except as otherwise provided in the terms of the Option grant or other agreement between Participant and Company or its Affiliates, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason other than a Participant’s Retirement during the applicable Restricted Period, all Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(b) Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

(i) DERs. The Committee, shall specify in the terms of a Phantom Unit grant whether a grant of Phantom Units will include a tandem DER and shall specify whether such DER shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing however, DERs shall not be granted with respect to any Award prior to the end of the Subordination Period (as defined in the Partnership Agreement).

(ii) Forfeiture. Except as otherwise provided in the terms of the Phantom Units grant or other agreement between Participant and Company or its Affiliates, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason other than Retirement during the applicable Restricted Period, all Phantom Units shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units.

(iii) Lapse of Restrictions. Upon or as soon as reasonably practical, but not later than March 15 of the calendar year following the calendar year in which the vesting of each Phantom Unit occurs, the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

(c) Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) Forfeiture. Except as otherwise provided in the terms of the Restricted Units grant or other agreement between Participant and Company or its Affiliates, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason other than a Participant’s Retirement during the applicable Restricted Period, all Restricted Units shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.

(ii) Lapse of Restrictions. Upon or as soon as reasonably practical, but not later than March 15 of the calendar year following the calendar year in which the vesting of each Restricted Unit occurs, the Participant shall be entitled to receive from the Company one Unit that is not subject to a Restricted Period.

(iii) Distributions. As provided by the Committee, in its discretion, in a grant of Restricted Units, distributions on a Restricted Unit may be paid directly to the Participant or may be made subject to a risk of forfeiture and transfer restrictions during the Restricted Period, in which event such distributions shall be held, without interest, by the Company and paid to the Participant upon the vesting of the related Restricted Unit or forfeited upon the forfeiture of the related Restricted Unit, as the case may be.

(d) Deferred Common Units. The Committee shall have the authority to determine the Directors to whom Deferred Common Units shall be awarded, the number of Deferred Common Units awarded to each such Director, the conditions under which the Deferred Common Units may become vested or forfeited, the Restricted Period, if any, and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) Unit Distributions. Except as otherwise provided in the terms of the Deferred Common Unit award, on each date on which the Partnership makes a Unit Distribution (a “Unit Distribution Date”), each Director’s Account shall be credited with, at the Committee’s discretion, either (A) an amount of cash equal to (x) the amount of cash or the fair market value of other property comprising such Unit Distribution, times (y) the number of Deferred Common Units credited to the Director’s Account as of the Unit Distribution Date or (B) that number of Deferred Common Units equal to (x) the product of (1) the amount of cash or the fair market value of other property comprising such Unit Distribution, times (2) the number of Deferred Common Units credited to the Director’s Account as of the Unit Distribution Date, divided by (y) the Fair Market Value on the Unit Distribution Date.

(ii) Deferred Common Unit Accounts.

(A) The Committee shall establish an Account on behalf of each Director who receives Deferred Common Units. The establishment of an Account shall not require segregation of any funds of the Partnership or provide any Director with any rights to any assets of the Company or the Partnership, except as a general creditor thereof. A Director shall have no right to receive payment of any amount credited to his Account except as expressly provided in Section 6(d)(iv).

(B) Each Director’s Account as of any Grant Date shall consist of Deferred Common Units credited to the Director’s Account and any Unit Distributions credited under 6(d)(i) above.

(C) Periodically (as determined by the Committee), each Director shall receive a statement indicating the amounts credited to and payable from the Director’s Account.

(iii) Vesting. Except as otherwise provided in the terms of the Deferred Common Unit award, each Director shall be 100% vested at all times in (i) the Deferred Common Units credited to such Director’s Account and (ii) Unit Distributions attributable thereto.

(iv) Distributions. Except as otherwise provided in the terms of the Deferred Common Unit award, the Units represented by Deferred Common Units credited to a Director’s Account and the amount attributable to Unit Distributions credited to a Director’s Account shall be distributed to the Director on the date on which the Director ceases for any reason to be a member of the Board; provided that, upon the death of a Director, such distributions shall be made to the beneficiary designated by such Director within 90 days of the death of such Director, or, if no such designation has been made, or if the beneficiary predeceases the Director, to the Director’s estate within 90 days of the death of such Director. Each Deferred Common Unit shall be payable in one Unit. Unit Distributions shall be payable in cash (with or without interest), Units, or a combination of the two, as the Committee determines. To the extent that Unit Distributions are to be paid in Units, the amount credited to the Director’s Account attributable to Unit Distributions shall be converted to Units based on the Fair Market Value of a Unit as of the date that is two days prior to the distribution date.

(e) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Except as provided in (C) below, each Option shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C) To the extent specifically provided by the Committee with respect to an Option grant, an Option may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish. In addition, Awards may be transferred by will and the laws of descent and distribution.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Unit Certificates. All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company may issue uncertificated Units in lieu of issuing a certificate representing evidence of ownership of such Units.

(v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

(vi) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any grant agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units, cashless-broker exercises with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Units or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid to the Company pursuant to the Plan or the applicable Award agreement.

(vii) Change of Control. Upon a Change of Control or such period prior thereto as may be established by the Committee, all Awards shall automatically vest and become payable or exercisable, as the case may be, in full. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the target level. To the extent an Option is not exercised upon a Change of Control, the Committee may, in its discretion, cancel such Award without payment or provide for a replacement grant with respect to such property and on such terms as it deems appropriate. Notwithstanding any provision to the contrary herein, to the extent required to comply with section 409A of the Code, no Units shall be distributed, and no cash payable with respect to Deferred Common Units, Unit Distributions, Phantom Units or DERs shall be paid, upon the consummation of the Change of Control unless the transaction constituting a Change of Control is a “change in control event” for purposes of section 409A of the Code.

(viii) Section 409A. The Plan is intended to comply with the applicable requirements of section 409A of the Code and the regulations promulgated thereunder to the extent applicable, and shall be administered in accordance with section 409A of the Code to the extent section 409A of the Code is applies to the Plan. Each Award shall contain such terms as the Committee determines, and shall be construed and administered, such that the Award either (i) qualifies for an exemption from the requirements of section 409A of the Code, or (ii) satisfies such requirements. Grants of Deferred Common Units and any Unit Distributions attributable thereto, and grants of Phantom Units and any DERs granted in tandem therewith, shall be structured in a manner consistent with the requirements of section 409A of the Code and distributions shall only be made in a manner and upon an event permitted under section 409A of the Code. All payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under section 409A of the Code. In no event shall a Participant, directly or indirectly designate the calendar year in which distribution is made.

SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person; and provided further, that the Committee may amend or terminate the Plan in any manner that the Committee deems appropriate, if necessary or appropriate to comply with applicable law, without the consent of any Director or Employee.

(b) Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the benefit to a Participant without the consent of such Participant.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware law without regard to its conflict of laws principles.

(e) Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer or such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

SECTION 9. Term of the Plan.

The Plan shall be effective on the date of its approval by the Board and shall continue until the date terminated by the Board or Units are no longer available for the payment of Awards under the Plan, whichever occurs first. However, unless otherwise expressly provided in the Plan or in an applicable

Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.